                                                                    EXHIBIT 99.1
[LOGO]

                                  NEWS RELEASE

H. Patrick Dee                                           Brian C. Reinhardt
Chief Operating Officer                                  Chief Financial Officer
(505) 241-7102                                           (505) 241-7598

--------------------------------------------------------------------------------

                 FIRST STATE REPORTS RECORD QUARTERLY EARNINGS

         Albuquerque NM--October 18, 2002--First State Bancorporation (NASDAQ:FSNM) today announced third quarter 2002 earnings of $2.3 million, compared to $2.1 million for the third quarter of 2001, an increase of 9.4%. For the nine months ended September 30, 2002, net income was $6.6 million compared to $6.0 million for the nine months ended September 30, 2001, an increase of 11%. Earnings per share were $0.36 per diluted share for the third quarter of 2002 compared to $0.41 per diluted share for the third quarter of 2001. For the nine months ended September 30, 2002, earnings per share were $1.21 per diluted share compared to $1.19 per diluted share for the nine months ended September 30, 2001. Earnings per share for the quarter and nine months ended September 30, 2002 were impacted by First State's issuance of 2.4 million shares of its common stock in August 2002 in conjunction with its acquisition of First Community Industrial Bank. First Community Industrial Bank, formerly a wholly owned indirect subsidiary of Washington Mutual, Inc., was acquired by First State on October 1, 2002 for approximately $67 million. This release does not reflect any earnings or balance sheet information from First Community Industrial Bank.

         "The third quarter of 2002 was a very exciting chapter in our history. We raised the funds to complete the acquisition of First Community Industrial Bank while growing our New Mexico franchise to approximately $1.0 billion in assets. We are now poised to continue our long term approach to earnings growth by employing our successful model in a vibrant three state region," stated Michael R. Stanford, President and Chief Executive Officer.

         "Our earnings increased almost $200,000 over the third quarter of last year even as we were raising capital for the acquisition of First Community. In June, we raised $25 million in new trust-preferred debt at a net cost of almost $150,000 for the third quarter. In August, we successfully issued 2.4 million shares of our common stock that provided us common equity of approximately $51 million to fund the First Community merger. Our fourth quarter earnings will reflect the merger and should have our earnings per share growth on the nice upward slope we are accustomed to," continued Stanford.

         "During the third quarter our deposits grew by over $53 million and loans grew by over $32 million. This demonstrates that our model of understanding and meeting the needs of middle market business and local government customers under-served by the mega out of region banks continues to provide strong growth in our New Mexico market which is the continuing centerpiece of our franchise," concluded Michael R. Stanford, President and CEO.

         First State's total assets increased 31% from $763.9 million at September 30, 2001, to $998.5 million at September 30, 2002. Net loans increased 22% from $517.6 million at September 30, 2001, to $629.3 million at September 30, 2002. Investment securities increased 15% from $164.5 million at September 30, 2001, to $189.0 million at September 30, 2002. Federal funds sold and interest-bearing deposits with other banks grew to $95.5 million at September 30, 2002 from $28.6 million at September 30, 2001, $67.0 million of which were the portion of funds raised through the common stock and trust preferred offerings used to pay the acquisition price of First Community on October 1, 2002. Total deposits grew 27% from $620.1 million at September 30, 2001, to $784.4 million at September 30, 2002. Non-interest bearing deposits grew to $176.5 million at September 30, 2002, from $119.5 million at September 30, 2001, while interest bearing deposits grew to $607.9 million at September 30, 2002 from $500.6 million at September 30, 2001.

         Net interest income before provision for loan losses was $9.8 million for the third quarter of 2002 compared to $9.1 million for the same quarter of 2001. For the nine months ended September 30, 2002 and 2001, net interest income before provision for loan losses was $29.1 million and $26.0 million, respectively. First State's net interest margin was 4.41% and 5.16% for the third quarter of 2002 and 2001, respectively. The net interest margin was 4.79% and 5.36% for the nine months ended September 30, 2002 and 2001, respectively.

         First State's provision for loan losses was $469,000 for the third quarter of 2002 compared to $627,000 for the same quarter of 2001. First State's allowance for loan losses was 1.26% and 1.33% of total loans at September 30, 2002, and September 30, 2001, respectively. The allowance for loan losses to non-performing loans was 226% at September 30, 2002 compared to 262% at September 30, 2001. Non-performing assets equaled 0.44% of total assets at September 30, 2002 compared to 0.41% at September 30, 2001.

         "Our model of lending to middle market business customers and securing those loans with the real estate used in their businesses has helped us avoid many of the loan problems experienced by many banks," stated H. Patrick Dee, Executive Vice President and Chief Operating Officer. "We are pleased that during this time when the national economy continues to be flat that our non-performing assets have remained at reasonably low levels and we are very pleased that for the second consecutive quarter our net charge-offs were less than $200,000," continued Dee.

         Non-interest income for the third quarter of 2002 was $3.3 million compared to $2.5 million for the third quarter of 2001, an increase of 31%. Non-interest income for the nine months ended September 30, 2002 was $9.1 million compared to $6.7 million for the nine months ended September 30, 2001. The gains on sales of mortgage loans increased approximately $172,000 over the third quarter of 2001 and approximately $622,000 over the first nine months of 2001. Credit and debit card transaction fees increased approximately $221,000 over the third quarter of 2001, and approximately $778,000 over the first nine months of 2001.

         Non-interest expense was $9.1 million for the third quarter of 2002, compared to $7.7 million for the third quarter of 2001. Non-interest expense for the nine months ended September 30, 2002 was $26.1 million compared to $21.6 million for the first nine months of 2001. During the third quarter 2002, salary expenses from mortgage operations increased approximately $147,000 from the third quarter of 2001 and for the nine months ended September 30, 2002, salary expenses from mortgage operations increased approximately $531,000 from the nine months ended September 30, 2001. Expense related to credit and debit card transactions increased by approximately $165,000 in the third quarter of 2002, over the same quarter of 2001 and increased approximately $658,000 in the nine months ended September 30, 2002 compared to the same nine-month period of 2001.

         In conjunction with its third quarter earnings release, First State will host a conference call to discuss these results, which will be simulcast over the Internet on Monday, October 21, 2002 at 11:00 a.m. Eastern Time. To listen to the call and view the slide presentation, visit www.fsbnm.com, Investor Relations. The conference call will be available for replay beginning October 21, 2002 through October 31, 2002 at www.fsbnm.com, Investor Relations.

         On Thursday, October 17, 2002, First State's Board of Directors declared its regular quarterly dividend of $0.10 per share. The dividend will be paid to shareholders of record on November 13, 2002, payable on December 11, 2002.

         First State Bancorporation is a New Mexico based commercial bank holding company (NASDAQ:FSNM). First State provides services to customers from a total of 30 branches located in New Mexico, Colorado, and Utah. On Friday, October 18, 2002, First State's stock closed at $24.24 per share.

FINANCIAL HIGHLIGHTS                                     Third Quarter Ended        Nine Months Ended
                                                            September 30,             September 30,
(THOUSANDS EXCEPT PER SHARE)                              2002         2001         2002         2001
                                                       ----------   ----------   ----------   ----------
Interest income                                        $   13,959   $   14,175   $   40,970   $   41,969
Interest expense                                            4,202        5,095       11,906       15,933
Net interest income before provision for loan losses        9,757        9,080       29,064       26,036
Provision for loan losses                                     469          627        1,657        1,759
Net interest income after provision for loan losses         9,288        8,453       27,407       24,277
Non-interest income                                         3,264        2,486        9,134        6,700
Non-interest expense                                        9,107        7,664       26,097       21,642
Income tax expense                                          1,159        1,185        3,827        3,350
Net income                                             $    2,286   $    2,090   $    6,617   $    5,985
Basic earnings per share                               $     0.38   $     0.43   $     1.25   $     1.22
Diluted earnings per share                             $     0.36   $     0.41   $     1.21   $     1.19
Basic average shares outstanding                        6,080,409    4,891,859    5,288,664    4,893,038
Diluted average shares outstanding                      6,277,164    5,060,363    5,485,968    5,042,449


BALANCE SHEET HIGHLIGHTS        September 30, 2002   December 31, 2001   September 30, 2001
                                ------------------   -----------------   ------------------
Total assets                              $998,547            $827,921             $763,896
Loans receivable, net                     $629,252            $541,515             $517,581
Investment securities                     $189,017            $187,422             $164,518
Deposits                                  $784,401            $685,022             $620,065
Long-term debt                            $ 33,501            $  8,781             $  1,063
Shareholders' equity                      $115,253            $ 58,345             $ 57,422
Book value per share                      $  15.74            $  11.94             $  11.73
Tangible book value per share             $  15.69            $  11.87             $  11.66

FINANCIAL RATIOS:                                  Third Quarter Ended          Nine Months Ended
                                                       September 30,              September 30,
                                                    2002          2001          2002          2001
                                                 ----------    ----------    ----------    ----------
Return on average assets                               0.96%         1.12%         1.01%         1.16%
Return on average equity                              10.13%        14.68%        12.62%        14.65%
Efficiency ratio                                      69.94%        66.26%        68.32%        66.11%
Operating expenses to average assets                   3.82%         4.09%         4.00%         4.18%
Net interest margin                                    4.41%         5.16%         4.79%         5.36%
Average equity to average assets                       9.47%         7.60%         8.03%         7.89%
Leverage ratio (end of period)                        14.69%         7.24%        14.69%         7.24%
Total risk based capital ratio (end of period)        21.40%        10.87%        21.40%        10.87%

NON-INTEREST INCOME:                       Third Quarter Ended        Nine Months Ended
                                              September 30,             September 30,
                                            2002         2001         2002         2001
                                         ----------   ----------   ----------   ----------
Service charges on deposit accounts      $  873,102   $  712,533   $2,526,210   $2,147,416
Other banking service fees                  281,999      121,541      805,384      363,499
Credit and debit card transaction fees    1,128,822      907,371    3,103,797    2,325,314
Gain on sale of mortgage loans              676,440      504,725    1,800,380    1,178,768
Other                                       303,694      239,808      897,762      684,858
                                         ----------   ----------   ----------   ----------
                                         $3,264,057   $2,485,978   $9,133,533   $6,699,855
                                         ==========   ==========   ==========   ==========

NON-INTEREST EXPENSE:                   Third Quarter Ended            Nine Months Ended
                                           September 30,                 September 30,
                                        2002           2001           2002           2001
                                    ------------   ------------   ------------   ------------
Salaries and employee benefits      $  4,156,911   $  3,440,991   $ 11,866,961   $  9,886,653
Occupancy                              1,063,918        897,452      3,080,807      2,558,333
Data processing                          495,096        367,133      1,385,647      1,022,051
Credit and debit card interchange        524,210        474,096      1,522,329      1,202,708
Equipment                                676,180        571,975      1,975,217      1,544,049
Professional fees                        184,872        147,464        542,809        406,093
Other real estate owned                    3,158         35,629         86,715        218,240
Marketing                                542,549        394,983      1,471,695      1,123,693
Other                                  1,459,863      1,333,953      4,164,437      3,680,405
                                    ------------   ------------   ------------   ------------
                                    $  9,106,757   $  7,663,676   $ 26,096,617   $ 21,642,225
                                    ============   ============   ============   ============


AVERAGE BALANCES:         Third Quarter Ended        Nine Months Ended
                             September 30,             September 30,
                           2002         2001         2002         2001
                        ----------   ----------   ----------   ----------
Assets                  $  944,859   $  743,072   $  872,945   $  692,037
Earning assets          $  878,668   $  698,185   $  811,022   $  649,144
Loans                   $  621,715   $  510,037   $  587,507   $  483,966
Investment securities   $  189,929   $  160,741   $  185,819   $  145,465
Deposits                $  755,747   $  601,323   $  718,673   $  563,605
Equity                  $   89,509   $   56,503   $   70,125   $   54,613

LOANS:                                September 30, 2002          December 31, 2001         September 30, 2001
                                    -----------------------    -----------------------    -----------------------
Commercial                          $   95,401         15.0%   $   90,187         16.4%   $   88,475         16.9%
Real estate - mortgage                 409,582         64.3%      321,912         58.7%      315,121         60.1%
Real estate - construction              96,868         15.2%       98,086         17.9%       91,024         17.4%
Consumer and other                      27,756          4.4%       25,557          4.6%       25,543          4.9%
Mortgage loans available for sale        7,693          1.1%       12,980          2.4%        4,397          0.7%
                                    ----------   ----------    ----------   ----------    ----------   ----------
Total                               $  637,300        100.0%   $  548,722        100.0%   $  524,560        100.0%
                                    ==========   ==========    ==========   ==========    ==========   ==========

DEPOSITS:                                September 30, 2002          December 31, 2001          September 30, 2001
                                       -----------------------    -----------------------    -----------------------
Non-interest bearing                   $  176,522         22.5%   $  135,798         19.8%   $  119,515         19.2%
Interest bearing demand                   170,515         21.7%      144,728         21.1%      121,621         19.6%
Money market savings accounts              77,883          9.9%       69,452         10.1%       54,277          8.8%
Regular savings                            50,746          6.5%       46,219          6.8%       41,552          6.7%
Certificates of deposit less than
$100,000                                  127,098         16.2%      112,720         16.5%      119,005         19.2%
Certificates of deposit greater than
$100,000                                  181,637         23.2%      176,105         25.7%      164,095         26.5%
                                       ----------   ----------    ----------   ----------    ----------   ----------
Total                                  $  784,401        100.0%   $  685,022        100.0%   $  620,065        100.0%
                                       ==========   ==========    ==========   ==========    ==========   ==========

ALLOWANCE FOR LOAN LOSSES:                 September 30, 2002     December 31, 2001      September 30, 2001
                                           ------------------     -----------------      ------------------
Balance beginning of period                            $7,207               $ 6,308                 $ 6,308
Provision for loan losses                              $1,657               $ 2,386                 $ 1,759
Net charge-offs                                        $ (816)              $(1,487)                $(1,087)
Balance end of period                                  $8,048               $ 7,207                 $ 6,980
Allowance for loan losses to total loans                 1.26%                 1.31%                   1.33%
Allowance for loan losses to
    non-performing  loans                                 226%                  290%                    262%



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
NON-PERFORMING ASSETS:                        September 30, 2002     December 31, 2001    September 30, 2001
                                              ------------------     -----------------    ------------------
Accruing loans - 90 days past due                         $  416                $    3                $   11
Non-accrual loans                                         $3,144                $2,480                $2,655
                                                          ------                ------                ------
Total non-performing loans                                $3,560                $2,483                $2,666
Other real estate owned                                   $  800                $  272                $  499
                                                          ------                ------                ------
Total non-performing assets                               $4,360                $2,755                $3,165
Total non-performing assets to total assets                 0.44%                 0.33%                 0.41%


         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, the discussions regarding growth opportunities for the franchise and prospects for earnings per share increases include forward-looking statements. Other forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include fluctuations in interest rates, inflation, government regulations, loss of key personnel, faster or slower than anticipated growth, economic conditions, competition's responses to the Company's marketing strategy, and competition in the geographic and business areas in which we conduct our operations. Other factors are described in First State's filings with the Securities and Exchange Commission. First State is under no obligation to update any forward-looking statements.

         First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fsbnm.com.